UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 9, 2016

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 9, 2016, the Board of Directors of Sanmina Corporation (the “Company”) appointed Rita S. Lane as a new member of the Board of Directors.

Ms. Lane, age 53, has over 30 years of experience in building and leading hardware operations and supply chain teams in the Americas, Asia and Europe for Fortune 100 companies. Since January 2014, she has been the Principal at Hajime, LLC a supply chain advisor for start-up companies. She served as Vice President, Operations, for Apple Inc. from July 2008 through January 2014. From June 2006 through July 2008, she was Senior Vice President, Integrated Supply Chain/Chief Procurement Officer for Motorola Solutions, Inc. and prior to that time held senior supply chain positions at International Business Machines Corporation for more than ten years. Ms. Lane also served five years in the United States Air Force as a Captain. Ms. Lane is a Supervisory Board member of Philips Lighting N.V., a global lighting systems manufacturer, and is a board member of two private companies.

Ms. Lane will receive the standard Board member compensation for 2016 previously approved by the Board, prorated for her period of service since the last Annual Meeting of Stockholders.

The press release announcing these appointments is included as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No	Description
99.1	Press release dated September 13, 2016 announcing appointment of new director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ Robert K. Eulau
Robert K. Eulau
Executive Vice President and Chief Financial Officer

Date: September 13, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 13, 2016 announcing appointment of new director